EXHIBIT 12

STATE STREET CORPORATION

Ratios of Earnings to Fixed Charges

		Nine Months Ended September 30,		Years Ended December 31,
(Dollars in millions)		2006		2005		2004		2003		2002		2001
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$1,327		$1,432		$1,192		$1,112		$1,555		$930
Share of pre-tax income (loss) of unconsolidated subsidiaries		27		16		39		11		(1)		14
Fixed charges		997		948		481		424		552		1,025
Earnings	(A)	$2,351		$2,396		$1,712		$1,547		$2,106		$1,969
Interest on other short-term borrowings		$818		$753		$315		$279		$426		$881
Interest on long-term debt, including amortization of debt issuance costs		104		100		68		69		71		93
Portion of rents representative of the interest factor on long-term leases (1)		75		95		98		76		55		51
Fixed charges	(B)	$997		$948		$481		$424		$552		$1,025
Consolidated ratios of earnings to fixed charges, excluding interest on deposits	(A)/(B)	2.36	x	2.53	x	3.56	x	3.65	x	3.82	x	1.92	x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$1,327		$1,432		$1,192		$1,112		$1,555		$930
Share of pre-tax income (loss) of unconsolidated subsidiaries		27		16		39		11		(1)		14
Fixed charges		2,351		2,080		993		796		1,050		1,881
Earnings	(C)	$3,705		$3,528		$2,224		$1,919		$2,604		$2,825
Interest on other short-term borrowings and deposits		$2,172		$1,885		$827		$651		$924		$1,737
Interest on long-term debt, including amortization of debt issuance costs		104		100		68		69		71		93
Portion of rents representative of the interest factor on long-term leases (1)		75		95		98		76		55		51
Fixed charges	(D)	$2,351		$2,080		$993		$796		$1,050		$1,881
Consolidated ratios of earnings to fixed charges, including interest on deposits	(C)/(D)	1.58	x	1.70	x	2.24	x	2.41	x	2.48	x	1.50	x

(1)             The interest factor on long-term operating leases was estimated using one-third of rental expense. The interest factor on long-term capital leases was equal to the amount recorded as interest expense in the consolidated statement of income.